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                                                                    EXHIBIT 23.3

  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our Report of Ernst & Young LLP, Independent Auditors dated July 18, 2003 (except for Note 2, as to which the date is September 16, 2003) with respect to the consolidated financial statements and financial statement schedules of Crystal Decisions, Inc. in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-229662) and related Prospectus of Business Objects S.A. for the registration of 14,365,339 Business Objects ordinary shares.

                                                           /s/ Ernst & Young LLP

Vancouver, Canada
November 9, 2004